UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2026

NewHold Investment Corp IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43232	98-1888991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. 40th St, Suite 802
New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 655-8504

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NHIVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NHIV	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NHIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 22, 2026, Polly Schneck notified NewHold Investment Corp. IV (the “Company”) of her decision to resign as the Company’s Chief Financial Officer, effective July 22, 2026. The board has appointed a successor effective, immediately.

Ms. Schneck’s resignation is not the result of any disagreement with the Company, the Company’s Board of Directors, or management on any matter relating to the Company’s operations, policies or practices. She is departing to pursue other professional opportunities.

We thank Ms. Schneck for her financial leadership and dedication. She has been an instrumental part of the team through our initial public offering and was key in establishing our financial operations up to this point. We wish her all the best in her future endeavors.

On July 22, 2026, the Board of Directors of the Company appointed John Boone as the Company’s Chief Financial Officer, effective July 22, 2026.

Mr. Boone has over a decade of experience investing in the public equity markets, in addition to experience in private equity and investment banking. Mr. Boone served as an Executive in Residence at Unity Partners, a middle-market private equity firm, from January 2026 to July 2026. From November 2020 to March 2025, Mr. Boone was at Isomer Partners, a long/short equity investment firm, where he performed fundamental research in the public equity markets, serving as a Partner from October 2022 to March 2025 and as Principal and Senior Analyst from November 2020 to October 2022. Prior to that, he served as Senior Analyst at Schonfeld Strategic Advisors from August 2019 to November 2020, and as a Senior Analyst at Scopia Capital Management from September 2011 to May 2019, each also a long/short equity investment firm. Prior to Scopia, Mr. Boone worked as an investment banking analyst at Rothschild & Co. in the restructuring group from June 2010 to August 2011. Mr. Boone holds a Bachelor of Science in Commerce with Distinction from the McIntire School of Commerce at the University of Virginia, with concentrations in finance and accounting.

There are no arrangements or understandings between Mr. Boone and any other persons pursuant to which he was appointed as Chief Financial Officer.

There are no family relationships between Mr. Boone and any director or executive officer of the Company, and there are no transactions between Mr. Boone and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The compensation arrangements for Mr. Boone have not been finalized. Once determined, the Company will disclose any material compensatory arrangements, if required, in accordance with applicable SEC rules.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWHOLD INVESTMENT CORP IV

	By:	/s/ Kevin Charlton
		Name:	Kevin Charlton
		Title:	Chief Executive Officer
Dated: July 22, 2026

2